LABOR AGREEMENT




                                     BETWEEN


                     AMERICAN TISSUE MILLS OF TENNESSEE LLC
                               MEMPHIS, TENNESSEE




                                     AND THE




              PAPER, ALLIED-INDUSTRIAL, CHEMICAL AND ENERGY WORKERS
                           INTERNATIONAL UNION (PACE)
                                  A.F.L.-C.I.O
                               Locals 566 and 704



                       Effective through December 31, 2010

       This Agreement is entered into by and between American Tissue Mills of Tennessee LLC, Memphis, Tennessee, hereinafter referred to as the "Company" and the Paper, Allied Industrial, Chemical and Energy Workers International Union, A.F.L. C.I.O. and the respective Local unions, Numbers 566 and 704, hereinafter referred to as the "Union".

       Unless stipulated otherwise, provisions set forth in this Agreement will become effective as of the closing of acquisition of assets of Global Tissue LLC by American Tissue Mills of Tennessee LLC.

                                    ARTICLE 1
                                 GENERAL PURPOSE

1.01 The general purpose of this Agreement is, in the mutual interest of the Company and the employees, to provide for the operation of the Company's plant by methods which will further, to the fullest extent possible, the safety and welfare of the employees, the economy, profitability and efficiency of operations, the quality and quantity of output, the cleanliness of the plant and premises and the protection of property.

       The Union agrees to cooperate with the Company and its employees in every reasonable way for the advancement of said conditions and the Company's welfare at all times.

       The Company and the Union pledge themselves to cooperate fully so that harmonious relations may be maintained at all times.


                                    ARTICLE 2
                                    DURATION

2.01 The Agreement shall be effective as of the closing of acquisition of assets of Global Tissue LLC by American Tissue Mills of Tennessee LLC and shall remain in effect until December 31, 2010 and from year to year thereafter, unless terminated in accordance with the provisions of clause
       2.03 below.

2.02 If either party wishes to change any provision of this Agreement, it shall give written notice to the other party no earlier than ninety (90) days and no later than sixty (60) days prior to December 31, 2010 or any subsequent December 31. The giving of such notice shall place an obligation on both parties to bargain in good faith on all issues, with the intention of reaching written agreement by December 31 following such notice.

2.03 If, following the giving of the notice as stipulated in clause 2.02, the parties do not reach written agreement, this Agreement shall terminate on the anniversary date (December 31, 2010), unless extended by mutual agreement, and all obligations under this Agreement shall be automatically canceled.

                                   ARTICLE 3
                                  RECOGNITION


3.01 The Company recognizes the Union as the sole and exclusive bargaining agent representing employees in its plant in Memphis, Tennessee who are eligible for Union membership in the single collective bargaining unit as certified by the National Labor Relations Board on August 26, 1998 (RC-7710). The single collective bargaining unit as designated by the National Labor Relations Board is composed of "all production and maintenance employees, including shipping and warehouse employees, employed by the Employer at its Memphis, Tennessee facility; but excluding all office clerical employees, professional and technical employees, guards, team managers, and supervisors as defined in the Act".

3.02 It is understood that any disputes arising out of questions of jurisdiction between the local unions shall be settled by such locals and the Union without interference with the efficiency or continuity of plant operations. It is also understood that the signatory Union will settle any jurisdictional disputes between itself and other labor organizations without interference with the efficiency or continuity of plant operations.

                                    ARTICLE 4
                                 DUES DEDUCTIONS

4.01 a) The Company agrees to deduct regular Union dues and/or initiation fees from earned wages of employees. The membership dues shall be deducted monthly from the wages of the employee by the Company and remitted to the Union as directed by the Financial Secretary of the Local. Deductions will be made only on the basis of individual authorizations signed by the employee, and submitted to the Company by the Financial Secretary of the Local. This authorization will become null and void in the event an employee loses or forfeits seniority or terminates his or her employment with the Company, or in the event such an authorization is revoked by the employee.

       The Union receiving the dues as aforesaid shall indemnify the Company against any loss or liability by reason of the deduction.

b) The Union shall advise the Company, in writing, of the amount of the monthly dues to be deducted. Should there be any change in the amount of such deduction, the Company shall be advised of such change by the Union one (1) month prior to the effective date.

                                    ARTICLE 5
                                   MANAGEMENT

5.01 The Union recognizes that the Company has the exclusive right to manage its business and to exercise such right without any restrictions whatsoever, save as specifically set out in this Agreement. Without restricting the generality of the foregoing, it is agreed that it is the exclusive function of the Company to:

a) Hire, transfer, promote, demote, and to discipline or discharge employees for just cause, determine layoffs and increase or decrease the work force from time to time, determine classifications and qualifications of employees, assign and contract-out work, determine when any part of its operation and maintenance shall function, or be halted, in whole or in part;

b) Determine equipment to be used, method of performing work and scheduling of work and direct the work force, including the allocation and use of employees in all methods of manufacturing, production and related work;

c) Establish rules and regulations to be observed by employees, governing their conduct as such;

d)     Implement drug and alcohol testing.

5.02 The management rights of the Company shall not be restricted in any way by any policy, practice, custom or past agreement or practice not specifically renewed as part of this Agreement or by any individual or collective privilege not specifically provided for in this Agreement.

                                    ARTICLE 6
                            CONTINUANCE OF OPERATIONS

6.01 There will be no strike, walkout, slowdown or other similar interruption of work during the term of this Agreement.

       There will be no lockouts during the term of this Agreement.

6.02 If an employee is disciplined by the Company for an alleged violation of this provision, management and labor shall use their best efforts to resolve any dispute on disciplinary matters. If those efforts are not successful, the sole jurisdiction of the arbitrator will be to determine if the employee has actually failed to respect the obligations of this provision and the arbitrator will have no jurisdiction to change the disciplinary measures should the arbitrator come to the conclusion that such a violation actually occurred.

                                    ARTICLE 7
                               GRIEVANCE PROCEDURE

7.01 It is recognized that it is to the mutual advantage of all the parties to this Agreement to use their best efforts to settle grievances as promptly as possible as per the procedure outlined below.

7.02 A grievance under the provisions of this Agreement is defined to be any difference, including the degree or extent of disciplinary action, between the parties or between any one of the employees and the Company involving the interpretation, application, or alleged violation of any of the provisions of the Agreement.

7.03 The parties agree to follow each of the steps outlined hereafter in the processing of grievances; if in any step the Company's representative fails to give his answer within the time limit set forth, the Union committee may appeal the grievance to the next step. If the Union fails to process the grievance with the prescribed time limitation for each step, the matter will be considered dropped.

7.04 i) When a dispute or complaint arises in any department, an earnest effort will first be made to settle the matter informally between the employee or employees affected, the appropriate Union representative and the immediate supervisor within five (5) business days after the occurrence of the event giving rise to the dispute or complaint. The immediate supervisor shall respond to such complaint within five (5) business days after such discussion. If a complaint is not settled in this manner, then a formal grievance may be filed.

       ii) All formal grievances shall be signed by the grievants and submitted to the immediate supervisor in writing within ten (10) business days of the occurrence of the event giving rise to the dispute and shall be handled in the following order:

       First: Between the authorized representatives of the local union involved and the department head or authorized representatives.

       Second: Between the officers or authorized representatives of the local Union involved and if so wished, an International Union representative and the plant Human Resources Manager.

       Grievances shall be presented and settled as promptly as possible. In the first step, the Company shall make a decision within seven (7) business days; in the second step, within seven (7) business days. In order to appeal a decision of the Company, the Union must respond to the first step decision within two (2) business days; to the second step, within seven (7) business days.

       iii) If a grievance is not settled through the foregoing grievance procedure, then either party may within fifteen (15) business days of the decision in the second step give to the other party notice of its desire to submit the grievance to arbitration. The parties shall select the arbitrator, but if the parties fail to agree on a selection, a joint request will be made to the Federal Mediation and Conciliation Service for the names of seven (7) qualified arbitrators. Upon receipt of the list of arbitrators, a representative of the Company and a representative of the union will alternately strike three (3) names from the list and the remaining name will be the arbitrator.

       iv) The arbitrator shall fix a time and place for a hearing upon reasonable notice to each party. After such hearing, the arbitrator shall, as diligently as possible, render a decision which shall be binding upon the parties to this Agreement. The arbitrator does not have the authority to change, modify, add to, subtract from or alter this Agreement in any way.

       The parties to the arbitration shall bear equally the expenses of the arbitrator and the rental, if any, of the place of arbitration. All other expenses attendant to arbitration will be borne by the party incurring them, including the expenses of any witness called by such party.

       v) Miscellaneous

       a) A Company grievance may be filed directly to arbitration by giving notice to the Union within thirty (30) business days after the occurrence of the event giving rise to the grievance by the Company.

       b) Discussions of complaints or disputes between employees and/or Union representatives should be done outside working hours. However, should, exceptionally, such discussions be required during working hours, employees or Union representatives must obtain the consent of their immediate supervisors to leave their assigned work area and/or to confer during their shift regarding a grievance.

       c) In all cases other than discharge or suspension, unless decided otherwise by the Company, the employee will continue to work under the conditions existing until the grievance and/or arbitration procedure has been exhausted.

       d) Saturdays, Sundays and designated holidays, are excluded in computing the time limits specified in this section. "Business days" shall mean weekdays other than designated holidays. Time limits may be extended by mutual agreement in writing.

       e) Union representatives who have been excused from work by their supervisors will be compensated for time spent during their regular working hours in attending grievance adjustment meetings and other authorized union-management meetings.

       f) Grievances which involve a Company-wide interpretation, administration or alleged violation of the agreement shall be submitted in writing directly at the second stage of the procedure within ten (10) business days of the occurrence of the event giving rise to the dispute.

                                    ARTICLE 8
                             EMPLOYEE - DEFINITIONS

8.01 A regular employee is defined as an employee who has completed his or her probationary period of one hundred and twenty (120) calendar days worked in a continuous period and whose status is confirmed in a regular classification.

8.02 A probationary employee is defined as such until the employee has worked a total of one hundred and twenty (120) calendar days in a continuous period.

       During their probationary period, employees will have no seniority rights or recourse to the grievance procedure in cases of promotion, demotion, layoff or termination of employment.

       On completion of an employee's probationary period, the employee will be granted seniority dated back to the employee's last date of hire and will be either classified in a regular classification or assigned to a specific labor pool.

8.03 A labor pool employee is an employee who has completed the probationary period of one hundred and twenty (120) days worked in a continuous period and who is not confirmed in a regular classification. Such an employee has Company seniority only and is assigned to a specific labor pool.

       A labor pool employee is employed for temporary positions or vacancies and/or as a replacement for regular employees who are absent. The employee is assigned work by the Company as needed in the departments serviced by the labor pool to which the employee belongs. The Company may, however, assign work to a labor pool employee in the departments served by another labor pool if additional employees are needed to meet the requirements of the plant.

       A labor pool employee is paid for time effectively worked at the rate stipulated in clause 12.08 and to the applicable provisions of the collective agreement. Such employees will have the right to avail themselves of the grievance procedure except for cases of promotion, demotion, layoff or termination of employment.

       A labor pool employee may be offered a regular employee status by the Company. When there are no qualified applicants among regular employees on a posting for a regular vacancy on an entry-level classification as per clause 11.04, consideration will be given to employees who are part of the labor pool servicing the department where there is an opening based on the factors stipulated in clause 11.01.

8.04 The Company may hire extra board employees when additional help is needed for peak periods such as summer help, special projects, and temporary needs. Employees so hired acquire no seniority and are paid the "Utility (entry) New Hire" rate. They have no recourse to the grievance procedure nor to any provision of the labor agreement.

                                    ARTICLE 9
                                    SENIORITY

9.01   Seniority shall be by classification, department and Company.

       Classification seniority is defined as the length of continuous service in a classification, whether or not within a line of progression, measured from the date the regular employee was last permanently assigned to the classification.

       Department seniority is defined as the length of continuous service within a department measured from the date the regular employee was last permanently assigned to a classification within a department and shall be exercised only within the respective department.

       Company seniority is defined as the length of continuous service with the Company and is measured from the date the employee was last hired for a regular classification with the Company or as per clause 8.01.

       Seniority for all purposes shall not go back earlier than September 21, 1994.

9.02   Loss of Seniority

              A regular employee shall lose all seniority and employment status with the Company if the employee:

       1)     Quits;

       2)     Is discharged for just cause;

       3) Is terminated for excessive absenteeism or other administration reasons;

       4) Is laid off for twelve (12) consecutive months, or for a period equivalent to the employee's company seniority if the employee's seniority is less than twelve (12) months;

       5) Is called to work after being laid off and fails to signify an intention of reporting to work within three (3) days after receiving notice or fails to report for work within five (5) days after receiving notice. A copy of the notice will be given to the union. However if, at the time of lay-off, the approximate or precise recall date is known, the preceding does not apply and an employee must return to work as recalled by the Company; if not, paragraph 6 below will apply;

       6) Is absent for three (3) consecutive scheduled days of work without permission;

       7) Is on sick leave or accident leave and such absence exceeds twelve months. This period may be extended by mutual agreement.

                                   ARTICLE 10
                                   FLEXIBILITY

10.01 Considering that the maximization of individual effort is essential for the viability of the plant, employees must help one another, cooperate, and use their best efforts in the accomplishment of work.

10.02 In the application of the above, all employees are expected to perform any work or tasks which they are capable of doing, using their best efforts regardless of their job, union local, department or assigned responsibilities, so as to ensure that the operations and maintenance of the plant are carried out in the most efficient manner. Maintenance employees will be expected to assist production employees and vice-versa throughout the plant.

10.03 Operation employees will perform equipment adjustments and repairs, and other work, which they are capable of performing. It is not the intent to make trained maintenance employees out of production employees, but rather to have production employees fully utilize their own capabilities and concentrate skills of maintenance employees where those skills are needed. In the application of the above, it is understood that the employees must be able to perform the work safely.

                                   ARTICLE 11
                     PROMOTIONS, DEMOTIONS, TRANSFERS, ETC.

11.01 When making promotions, demotions, transfers, filling of vacancies, layoffs, and recalls after layoffs, the Company will give employees consideration based on the following factors:

       a)     Knowledge and training
       b)     Experience and skill
       c)     Ability and fitness
       d) Where an employee meets the requirements for a), b), and c), classification seniority, then departmental seniority, then Company seniority will govern.

11.02 Classifications are arranged by the Company in departments and may be part of a line of progression. The Company may modify and redefine lines of progression and departments at any time.

11.03  a) Regular Vacancy:

       When a regular vacancy in a line of progression has to be filled, employees in the next lower classification in the line of progression will be considered first.

       b) Temporary Vacancy:

       When a temporary vacancy occurs, the supervisor will take the following steps:

       1) First, the supervisor will determine whether or not the vacancy needs to be filled or if its duties can be reassigned to other employees on the crew, or if it can be left unfilled.

       2) Second, if the specific vacancy needs to be filled, the supervisor will attempt to fill it by promotion within the crew. Any other position left vacant because of promotion may be left vacant dependent on operating conditions. If all positions must be filled, the supervisor may use employees from the labor pool, the extra board or from other departments.

11.04 When an entry-level vacancy must be filled by someone outside the department or line of progression, it will be posted in the plant for seven (7) days. This applies for regular vacancies only, not for temporary vacancies.

       If there are no qualified applicants among the regular employees, the Company will fill the vacancy by other means.

11.05 a) In the event of regular transfers or promotions outside the line of progression, employees will move to the beginning rate of pay of their new classification. An employee will be given a period of time as determined by the Company to establish satisfactory performance. If at any time during this evaluation period, the

       Company determines that performance is not satisfactory, the employee can be returned to his or her previously held classification. In addition, if at any time during the evaluation period, the employee so desires, the employee may return to his previously held classification. In such circumstances where the employee returns to his or her department or line of progression, the Union will be notified.

       Once an employee has established satisfactory performance in his new classification and the transfer or promotion is complete and confirmed, the employee may not be considered for a regular transfer or promotion to a classification in another department or line of progression for twelve
       (12) months.

       b) In the event that an employee in a line of progression declines to accept a temporary or regular promotion or transfer to a vacancy in the employee's line of progression, the employee will be considered "frozen" in the employee's existing job classification, and the "frozen" employee will not retain seniority rights to higher classifications ahead of employees who were promoted ahead of the "frozen" employee.

11.06  Layoff

       a) Temporary layoffs of seven (7) calendar days or less shall affect only those employees working on the specific job (crew) and within the classification in which the layoffs are necessary.

       b) When temporary layoffs of more than seven (7) days and up to thirty
       (30) days are necessary, if applicable, employees affected may bump down within the department or line of progression provided they are qualified to immediately perform the duty requirements of the job classification without training. Remaining employees no longer required during this period will be laid off.

       c) When layoffs of more than thirty (30) continuous days are necessary, if applicable, employees affected may bump down within the department or line of progression provided they are qualified to immediately perform the duty requirements of the job classification without training, except for a normal familiarization period.

       Remaining employees no longer required will be reassigned, if possible, by the Company to job vacancies created by the layoff of more junior employees at the entry level of other departments or lines of progression provided the employees are qualified and can perform the duty requirements of the job classification after a reasonable training period as determined by the Company.

11.07  Recall From Layoff

       Recall from layoff shall be in reverse order of layoff provided the employee is qualified and can immediately perform the duty requirements of the vacant job classification without training.

11.08 When layoffs end, partially or fully, laid-off employees or displaced employees will be reassigned as needed to their original department or line of progression in the reverse order of their displacement and set up to classifications within the department or line of progression as needed and, if possible, in the reverse order of their set-back.

11.09 In the event of the complete shutdown of the plant, if needed, work assignments will be made by the Company on the basis of Company seniority and the skills required for the work to be performed during the downtime.

11.10 The recall by American Tissue LLC of any individuals employed by Global Tissue LLC as of January 20, 2000, will be subject to each individual's successful completion of a preemployment drug test.

11.11 All individuals employed by Global Tissue LLC as of January 20, 2000, who are recalled by American Tissue Mills of Tennessee LLC will be paid the rate of pay for the position to which they are recalled as per the wage schedule set forth in this Agreement.

                                   ARTICLE 12
                                      WAGES

12.01 A copy of the Company's existing wage rates is attached (Appendix "A") and wages shall be paid accordingly.

12.02 Employees will be paid for the number of hours worked at the rate which is established for the classification. Employees are responsible for punching or swiping in with their own time cards. Employees are not to punch or swipe in with another employee's card.

12.03 When a new classification is created, the Company will establish a rate for this classification in line with the Company's wage scale for similar work. It will also determine in which department and/or line of progression the new classification is assigned. The Union will be informed accordingly.

12.04 Probationary employees will be paid the "Utility (Entry) New Hire rate" of pay throughout this period. At the end of this period and upon becoming regular, they will be paid the beginning rate for the classification to which they are assigned.

12.05 In the event of transfers or promotions for more than four (4) hours to a higher rated classification, regular employees are paid the beginning rate of pay of their new classification.

       After working sixty (60) days in a given classification, a regular employee will be paid the maximum rate of the classification.

12.06 A regular employee temporarily assigned to a lower rated classification will, provided the employee's regular classification is functioning, continue to receive the regular classification rate in conformity with the Company's current wage schedule.

12.07 A regular employee who is assigned to a lower rated classification when work is not available on his regular classification, will receive the maximum rate of pay which has been established for that lower classification in conformity with the Company's current wage schedule.

12.08 A labor pool employee will be paid the "Utility (Entry) New Hire rate" of pay for the employee's first ninety (90) days of work. After this period, they will be entitled to be paid the beginning rate of the classification they are assigned to.

12.09 An individual who was employed at the facility as of January 20, 2000, shall be eligible for line leader pay in the amount of $100 per week for any week in which the employee actually serves as a line leader for at least 35 hours on equipment that was present in the Memphis facility as of the date that American Tissue Mills of Tennessee purchased the facility.

                                   ARTICLE 13
                              CONTINUOUS OPERATION

13.01 The Company may operate its mill totally or in part up to a 7-day (24 hour per day) continuous basis 365 days per year and schedule work to meet its operations and maintenance requirements accordingly, subject to the requirements of Article 16.04.

                                   ARTICLE 14
                       HOURS OF WORK AND OPERATIONAL WEEK

       This article is intended only to provide a basis for the calculation of overtime and is not a guarantee of hours of work.

14.01 The normal work day will be from 7:00 a.m. to 7:00 a.m. The normal pay week and work week will be from Monday at 7:00 a.m. to the following Monday at 7:00 a.m.

14.02 The regular work week for day workers shall be a five (5) day, forty (40) hour week (excluding meal periods). Additional hours of work may be scheduled to meet the operations and maintenance requirements of the plant.

14.03 The regular work week for shift workers shall be organized in eight (8), ten (10) or twelve (12) hour shifts depending on the schedule. A day can be divided into one (1), two (2) or three (3) shifts.

       a) The normal rotating work week shall be in accordance with standard rotating shift schedules of seven on, two off, seven on, two off, seven on, three off (7-2, 7-2, 7-3) providing an average of forty-two (42) hours worked (one week of 48 hours and three (3) weeks of forty hours).

       b) The modified shift schedule is a combination of twelve (12) hour and eight (8) hour shifts. The modified shift schedule will be five on, three off, three on, one off, four on, two off, four on, six off (5-3, 3-1, 4-2, 4-6) providing an average of forty-two (42) hours worked.

14.04  Shifts will rotate in sequence weekly.

14.05 Notwithstanding the provisions set forth in the Agreement it is understood that the work week and hours of work may be amended by the Company to provide alternative scheduling.

14.06 a) Shift employees shall be at their work areas ready to start work at the beginning of their scheduled shift. At the end of a shift, no shift employee shall leave his place of work to wash up and dress until his relief has reported for work and has assumed responsibility for the job. If an employee does not report to the employee's assigned work area as scheduled, the employee on shift will immediately notify the supervisor and will continue the employee's work assignment until a replacement has been secured or until the employee on shift has been relieved by the supervisor; if necessary, the employee on shift shall work an extra shift, unless on the 12 hour shift schedule.

       b) Day employees shall be in their respective working places to begin work at their designated starting time, and shall remain at their places of work until the designated stopping time.

14.07 It is the duty of an employee to report for the employee's regular shift unless the employee has already arranged for a leave of absence. If unavoidably prevented from reporting, an employee on day shift will be required to notify the Company at least two (2) hours before the employee's scheduled reporting time. For other shifts, the notice to the Company shall be of at least three (3) hours before the employee's scheduled reporting time.

14.08 After a shift worker has been absent from work, at least four (4) hours' notice previous to the beginning of the shift in which the employee intends to resume the employee's duties shall be given to the Company. If the employee fails to give the required notice of his or her intention to return to work and reports for work without doing so, the employee shall be sent off the job without pay.

14.09 When an employee reports for work on the employee's scheduled shift and the employee was not notified at least two (2) hours prior to his or her scheduled starting time at the telephone number the employee supplied the Company and does not work a minimum of two (2) hours, the employee will be paid for a minimum of two (2) hours at the employee's regular rate.

       Report time pay shall not apply when acts of God, fire, flood, explosion, bombing, earthquake, tornado, weather, power or mechanical failure of equipment, threats to employees or property, recommendations of civil authorities to cease operations or any other emergency condition beyond the Company's control makes it impossible for the employee to start or continue work.

                                   ARTICLE 15
                                    OVERTIME

15.01 A regular employee who is required to work in excess of forty (40) hours in a work week will be paid time and one-half (1 1/2) the employee's hourly wage rate for the excess hours actually worked.

15.02 When a regular employee's normal weekly shift schedule includes a Company paid holiday for which the employee is eligible, and the Company schedules the day off, the eight (8) hour holiday allowance will be considered time worked when figuring overtime pay.

       When a regular employee takes a personal holiday, the eight (8) hour holiday pay will be considered time worked when figuring overtime pay.

15.03 A regular employee called back to work after completing the employee's assigned shift shall be guaranteed a minimum of two (2) hours pay at straight time or time and one half for time worked outside the employee's scheduled hours of work, whichever is greater. Straight time pay will apply when the employee returns to his or her regular work schedule.

15.04 A labor pool employee or a probationary employee who is required to work in excess of forty (40) hours in a work week will be paid time and one-half (1 1/2) the employee's hourly wage rate for the excess hours actually worked.

15.05  Overtime shall not be pyramided.

15.06 Where practical and within reason, controllable overtime will be tracked, monitored and equitably distributed by the Company among qualified employees within a classification.

                                   ARTICLE 16
                               DESIGNATED HOLIDAYS

16.01  The following are designated holidays:

                                New Years Day
                                Martin Luther King Day
                                Memorial Day
                                Independence Day
                                Labor Day
                                Thanksgiving Day
                                Day after Thanksgiving
                                Christmas Eve

                                Christmas Day

16.02 All qualified regular employees shall receive a sum equal to eight (8) hours pay at their straight-time hourly wage rate for each designated holiday provided the following conditions have been fulfilled:

       a) The employee must work all the hours on the employee's last scheduled shift before the holiday, the holiday if scheduled to work and the employee's first scheduled shift following the holiday. An employee reporting for work late for one (1) hour or less will not lose entitlement to holiday pay.

       b) An employee who is laid off before the holiday shall not be entitled to holiday pay.

16.03 If a holiday occurs on an employee's day off, the employee will receive the holiday pay at the employee's straight time hourly rate but these hours will not be used in the computation of overtime. If the holiday occurs on an employee's regularly scheduled work day and the Company schedules the day off, the day will none the less be considered a work day for the purpose of determining overtime.

16.04 a) The Company reserves the right to operate and schedule employees on all designated holidays.

       b) However, on December 24 (2nd and 3rd shifts) and December 25, this will be on a voluntary basis as per following procedure:

       - Operating work schedules will be posted three (3) weeks in advance.

       - Regular employees scheduled to work and not wishing to do so, must inform their supervisor at least two (2) weeks in advance. (Labor Pool employees must work as scheduled).

       - If the mill is scheduled to operate, anyone not normally scheduled to work these days can sign up for work at least two (2) weeks in advance.


       - If not enough qualified employees are available, the Company will schedule necessary qualified employees beginning with those with the least departmental seniority.

       - Crews will be kept to a minimum.

       c) An employee scheduled to work between 7 a.m. and 7 a.m. Christmas Eve and Christmas Day will be paid double time for hours worked and in addition will receive the eight (8) hours holiday pay.

16.05 An employee scheduled to work on all other holidays will be paid time and one half for hours worked and in addition will receive the eight (8) hour holiday pay.

                                   ARTICLE 17
                                PERSONAL HOLIDAYS

17.01 a) A regular employee will be eligible for two (2) personal holidays paid at the rate of eight (8) hours' straight time each calendar year beginning with the year following the one in which the employee completes the probation period and becomes a regular employee.

       b) A regular employee will be eligible to one (1) personal holiday paid at the rate of eight (8) hours' straight time in the year in which they complete their probation period on condition that there are more than two
       (2) months left in the year.

17.02 Personal holidays may be taken on any day of the week by employees provided the Company is notified by Tuesday of the preceding week. The Company will notify the employee by Friday of the preceding week of a denial of a requested personal holiday. It will be the Company's sole discretion and right to deny the personal holiday in instances where the Company determines that granting the holiday may affect the operational efficiency of the employee's department or where relief cannot be secured at straight time. Emergency situations will be considered by the Company.

       Should an employee schedule a personal holiday on a day off or during the employee's vacation period, this will remain a straight time and will not be considered for overtime calculations.

       The administration of this holiday provision will remain with the Company but the Company will make every effort to give employees their choice.

17.03 Personal holidays not taken in the calendar year will be paid to the employee in the thirty (30) days following the end of that year.

17.04 No personal holiday pay will be owed for any outstanding holiday to an employee who resigns, is terminated or otherwise loses his or her status and service with the Company.

17.05 It is understood that personal holidays are in lieu of public and/or statutory holidays.

                                   ARTICLE 18
                                    VACATIONS

18.01  A vacation year will be from January 1 to December 31.

18.02  Eligibility during first year of employment:

       An employee hired on or before June 30 is eligible, if the employee completes his or her probation period and becomes a regular employee, for one (1) week's vacation after twelve (12) months of Company service. This one (1) week vacation is to be taken during the remaining calendar year and will be paid for at 2% of wages earned during the twelve (12) months qualifying period.

       An employee hired on or after July 1 is eligible for one (1) week's vacation as per above, to be taken before April 1 of the next year.

18.03  Eligibility upon completion of First Full Calendar Year of Employment:

       As of December 31 of each full calendar year of continuous service for the Company, a regular employee accrues eligibility for vacation due in the next calendar year (January 1 to December 31) to be taken in full weeks (Monday-Sunday).

       Employees employed at the facility on January 20, 2000:

           Years of continuous service (on Dec. 31)           Weeks of vacation
           ----------------------------------------           -----------------
           1 but less than 3 years                                     1 week
           3 but less than 8 years                                     2 weeks

           8 but less than 15 years                                    3 weeks
           15 years and over                                           4 weeks

           Effective January 1, 2006:
           3 but less than 8 years                                     2 weeks
           8 but less than 12 years                                    3 weeks
           12 years and over                                           4 weeks

       New employees hired after January 20, 2000:

           Years of continuous service (on Dec. 31)           Weeks of vacation
           ----------------------------------------           -----------------
           1 but less than 3 years                                     1 week
           3 but less than 10 years                                    2 weeks
           10 but less than 20 years                                   3 weeks
           20 years and over                                           4 weeks

18.04 Vacation pay for each week of vacation will be computed at 2% of the employee's wages (excluding vacation pay and special bonuses payment if any) in the calendar year preceding the vacation year. For vacations taken during calendar year 2001, vacation pay will be computed at 40 hours of the employee's straight time rate.

18.05 Regular employees must take at least one (1) week of vacation to which they are entitled. Vacations not taken at the end of the vacation year will be paid to the employee in the thirty (30) days following the end of that year.

18.06 If a designated holiday as per article 16 occurs during an employee's vacation period, the employee will receive the holiday pay and may elect to have an alternate day off from work during the calendar year, with prior Company approval.

18.07 All vacation benefits of a regular employee cease when there is a break in the employee's continuous service except that:

       a) A regular employee whose employment with the Company for any reason whatsoever ceases after the first day of the vacation year, (namely January 1) and before the employee has taken the vacation for which he or she is eligible in that year, shall be entitled to his or her outstanding vacation pay. Furthermore, a regular employee whose employment with the Company ceases for reasons other than termination for just cause, will also be entitled to his or her pro-rata vacation pay earned for the current year.

       b) A regular employee with at least one year of service who is laid off for lack of work will be eligible for accrued vacation benefits during the vacation year in which the layoff occurs and will be paid said benefit on the following January 1 provided such employee applies either in writing or in person to the Company in

       December of that year. Should the regular employee be rehired after January 1 date and provided the employee's vacation benefits have been paid, such employee will not be entitled to any further benefits as they were previously accrued and paid for in the previous vacation year.

18.08 Continuous service for vacation purposes shall not be broken for employees who after being laid off, return to work before the expiration of recall rights.

18.09 Consideration will be given to the employee's request for vacation and the selected time but under no circumstances shall a vacation period be permitted to interfere with plant operations and maintenance.

18.10 Vacation shall be so arranged by the Company that there will be no loss of production or interruption in or reduction of the efficiency of operations and maintenance. Accordingly, the Company shall make such rules for the administration of the vacation plan and may make such revisions in such rules as it deems necessary. The Company's decision shall be final in questions arising out of the administration of the plan or working out the vacation schedules. Assignments for vacations will begin on or around November 1 of each year and be completed by December 31 of that year.

18.11 Labor pool employees who have at least one (1) year of continuous service on December 31 and who work at least twelve hundred (1200) hours in a calendar year will be entitled in the following year to vacation in accordance with clause 18.03 and paid as per clause 18.04.

       - If the vacation week is not taken at the end of the vacation year, it will be paid to the labor pool employee in the thirty (30) days following the end of that year.

       - A labor pool employee whose employment with the Company for any reason whatsoever ceases after the first day of the vacation year, (namely January 1) and before the employee has taken the vacation for which he or she is eligible in that year, shall be entitled to his outstanding vacation pay.

                                   ARTICLE 19
                                LEAVES OF ABSENCE

19.01  Military Service

       Regular employees inducted into the Armed Forces of the United States will be reemployed according to the provisions of the Selective Service Act. However, a medical examination will be required.

       Questions arising under this Article will be interpreted by the Director of Reemployment Rights for Veterans.

19.02  Funeral Leave

       When a death occurs in the regular employee's immediate family (father, mother, spouse, son or daughter, sister or brother, grandmother or grandfather, grandson or granddaughter and spouse's mother or father), the employee will be granted a three (3) day funeral leave and shall be compensated at the employee's regularly hourly wage rate for his or her normal scheduled hours of work on the day before the funeral, the day of the funeral and the day following the funeral. The funeral leave is not granted if the employee does not attend the funeral.

19.03  Jury Duty

       Employees will be granted time off when required to report for jury duty and will be paid the difference between the compensation received for jury duty and the regular wages that would have been earned during the period of jury duty. The Company may require satisfactory evidence of jury duty service and the amount of compensation received.

19.04  Leave of Absence/Union Activity

       A Union representative selected by the Union for an assignment requiring the employee's absence from work shall, upon a forty-eight (hour) written notice to the Company, be granted an unpaid leave of absence for a period not to exceed three (3) months or as may be mutually agreed upon by the Union and the Company. It is understood that the number of those employees requesting such leave will be kept to a minimum so as no to affect the efficiency and profitability of the plant.

       Upon written request from the International Union, two (2) employees but no more than one (1) from any department may be granted a leave of absence for the purpose of working for the International Union. Such leaves will be for a specific period of up to one (1) year.

19.05  Family Medical Leave Act

       Employees will not be required to take accrued vacation in lieu of leave to which they could be entitled to as per the Family Medical Act.

                                   ARTICLE 20
                           ALCOHOL AND DRUG FREE PLANT

20.01 Employees must comply with the Company's Alcohol and Drug Policy. Failure or refusal to do so will lead to an employee's immediate dismissal.

       If an employee is disciplined by the Company for an alleged violation of this provision, the sole jurisdiction of the arbitrator will be to determine if the employee has actually failed or refused to respect the obligations set forth in this provision and the arbitrator will have no jurisdiction to change or alter the disciplinary measure should the arbitrator come to the conclusion that such a violation actually occurred.

                                   ARTICLE 21
                                    INSURANCE

21.01 Upon the first (1st) day of the month after a probationary employee has completed working a total of ninety (90) days in a continuous period, the probationary employee becomes eligible to the insurance benefits. Membership is mandatory and applies to each type of guarantee coverage unless otherwise defined.

       The set-up of benefits rests solely with the Company. The interpretation, application and administration of the various benefits plans are governed exclusively by Company policy or, in the case of insured benefits, by the provisions of Master

       Policies and cannot be subject to the grievance procedure.

       The benefits will consist of life insurance, short term and long term sick benefits, a dental plan and a medical expense plan. The premiums of such plans will be paid as follows:

       a)     Life Insurance

              $25,000 coverage of basic life and accidental death. Employer pays the total premium.

       b)     Optional Life Insurance

              Optional life insurance shall be available in multiples of $10,000 from a minimum of $10,000 to a maximum of $100,000. The cost of this coverage will be entirely paid by the employee, provided that the Company will make the coverage available to employees at group rates if this can be done without any cost to the Company.

              An employee can request coverage or increase his current coverage by submitting the required proof of insurability to the Insurer. Upon approval by the insurance of the requested coverage, premiums will be deducted directly from the employee's salary.

       c)     Short Term Disability

              $170.00 per week for up to 26 weeks. Waiting period of 7 days for illness. Employer pays the total premium.

              Effective January 1, 2000 and on every subsequent January 1 up to and including January 1, 2008, the weekly benefit will be increased by $10.00. This increase will apply only for disability beginning on or after the increase effective date.

       d)     Long-Term Disability

              After 26 weeks of disability, 60% of basic monthly salary, maximum of $1,2000 per month and a maximum payable for 24 months. Employer pays the total premium.

       e)     Dental

              Employees have a choice between a Traditional Dental Plan and a Dental Maintenance Organization (DMO) Plan.

              The Company pays $15.00 per employee per month or the cost of an individual coverage under a DMO Plan, whichever is greater. The employee pays the difference, when applicable.

       f)     Health Maintenance Organization

              An employee can opt out of the plan only if the employee is covered under his spouse's plan or if the employee is covered under the Military Act.

              The employee's monthly contribution for 2000 will be $12.00 for an individual coverage and according to the following for a family coverage:

              Annual Income in preceding calendar year       Monthly premium

                       Less than $25,000                              $ 87.00
                       Between $25,000 and $40,000                    $105.00
                       Over $40,000                                   $121.00

              Should there be any increases in the total required premiums over the 2000 premium level such increases will be shared equally between the employee and the Company. In such instances, the Company will notify the employees of the change.

21.02 Within 3 months of the closing of acquisition of assets of Global Tissue LLC by American Tissue Mills of Tennessee LLC, the Company will establish a joint Benefits Committee. Each local unions may designate 2 members to be part of the Benefits Committee. The Committee will meet once a year, or more often should circumstances require, to review and discuss various issues related to benefits.

                                   ARTICLE 22
                                   RETIREMENT

22.01 The Company will participate in a 401(k) Plan. The interpretation, application and administration of the plan rests solely with the Administrator of the 401(k) Plan and is not subject to the grievance procedure. The Company may decide to withdraw from the plan and replace it with a similar arrangement if it so wishes.

       Upon the first (1) day of the month following completion of his or her probationary period, a regular employee is eligible to participate in the 401(k) Plan.

       Effective December 1, 2000, the Company will contribute $100 to the 401(k) account of each regular employee considered actively at work at that date. The

       Company contribution will be deposited in the employees' account with the next regular contribution remittance.

       An employee can decide whether or not to contribute to the plan. Contributions are determined by the employee and must be within the 401(k) Plan limits.

       Effective January 1, 2001, the Company will match 50% of the employee's voluntary contribution, up to the following maximum contribution per year:

                   Calendar Year                  Maximum Company Contribution
                       2001                                        $150
                       2002                                        $200
                       2003                                        $250
                       2004                                        $300
                       2005                                        $350
                       2006                                        $400
                       2007                                        $450
                       2008                                        $500
                       2009                                        $550
                       2010                                        $600

22.02 The Company will work with the Union to explore the possibility of establishing a retirement benefits account for employees to purchase insurance to cover medical costs during the period between retirement and eligibility for Medicare, provided that any such account shall not require any administrative cost or monetary contribution by the Company.

                                   ARTICLE 23
                                    TRAINING

23.01 Training is necessary to safely, skillfully and efficiently operate the processes and equipment. Both on-the-job and classroom type training may be used. As designed and determined by the Company, training is compulsory for all employees. All formal training will be done at straight-time including training done after regularly scheduled hours or on an employee's days off subject however to clause 15.01 and 15.04.

                                   ARTICLE 24
                               INCENTIVE PROGRAMS

24.01 Nothing in this Agreement prevents the Company from introducing incentive or special bonuses programs as a means to improve safety, quality, housekeeping, attendance, productivity, profitability, etc. It is understood that such programs are not to be considered part of this Agreement and the Company reserves the right to introduce, modify, or terminate them at any time.

                                   ARTICLE 25
                              COMPLIANCE WITH LAWS

25.01 There will be no discrimination against any person because of race, color, creed, sex, age, national origin, disability or veteran status. Any provision of this Agreement or practice or custom to the contrary will be null and void.

25.02 All provisions of this Agreement will be subordinate and subject to any statute of State and Federal law that may be applicable.

25.03 Wherever this Agreement requires, the masculine gender will include the feminine gender.

                                   ARTICLE 26
                                 SAFETY FOOTWEAR

26.01 Effective in year 2000, regular employees and labor pool employees, upon completion of one (1) year of continuous service will be entitled to receive an amount of $50.00 per year towards the purchase of one (1) pair of safety footwear. Payment will be made upon presentation of appropriate justification as determined by the Company. Safety footwear must comply with Company policy.

               Effective in 2002:                 $50.00 increased to $55.00
               Effective in 2004:                 $55.00 increased to $60.00

               Effective in 2006:                 $60.00 increased to $65.00
               Effective in 2008:                 $65.00 increased to $70.00
               Effective in 2009                  $70.00 increased to $75.00
               Effective in 2010                  $75.00 increased to $80.00

                                   ARTICLE 27
                                      SALE

       In the event of a sale, this labor agreement shall be binding upon the buyer.

                                   ARTICLE 28
                                     SMOKING

28.01 The Company will designate smoking areas outside of buildings, provided that the designation of any smoking area will be subject to the approval of the Company's insurance carrier and will not result in any increased insurance premium costs to the Company.

                                   ARTICLE 29

29.01 This Agreement contains the entire agreement between the Company and the Union and fully supersedes any and all agreements or memoranda of understanding entered into between the Union and predecessors of American Tissue Mills of Tennessee LLC.

       In Witness whereof, the Parties hereto have caused this Agreement to be executed and signed this 25th day of October, 2000 at Memphis, Tennessee.

FOR THE UNION                                 FOR THE COMPANY
- -------------                                 ---------------

Local 566

/s/ Thomas Parish                             /s/ Steven C. Catalfamo
- ---------------------------------             ---------------------------------

/s/ James Harrell                             /s/ Francis Shore
- ---------------------------------             ---------------------------------

/s/ Randy Dickerson                           /s/ Lorraine Weber
- ---------------------------------             ---------------------------------

/s/ Jesse Gaines                              /s/ Robert Picard
- ---------------------------------             ---------------------------------

/s/ Jose Young
- ---------------------------------

Local 704

/s/ Ray Shiels
- ---------------------------------

/s/ Paul Geyton
- ---------------------------------

/s/ Leroy Ward
- ---------------------------------

/s/ John Fitzsimons
- ---------------------------------

/s/ Ronald Spann
- ---------------------------------

/s/ Charles Kemp
- ---------------------------------

                                                                              52

- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Tissue Manufacturing
4th Hand                     Beginning            $9.49      $9.68      $9.87     $10.07     $10.27     $10.47     $10.68     $10.90
                             Maximum Rate        $10.82     $11.04     $11.26     $11.48     $11.71     $11.95     $12.19     $12.43

3d Hand                      Beginning           $11.07     $11.29     $11.51     $11.74     $11.98     $12.22     $12.46     $12.71
                             Maximum Rate        $12.94     $13.20     $13.47     $13.74     $14.01     $14.29     $14.58     $14.87

Back Tender                  Beginning           $13.16     $13.42     $13.69     $13.96     $14.24     $14.53     $14.82     $15.11
                             Maximum Rate        $15.07     $15.37     $15.67     $15.99     $16.31     $16.63     $16.97     $17.31

Machine Tender               Beginning           $15.30     $15.61     $15.92     $16.24     $16.56     $16.89     $17.23     $17.57
                             Maximum Rate        $17.19     $17.53     $17.88     $18.24     $18.60     $18.98     $19.36     $19.74

Core Room Coordinator        Beginning           $10.29     $10.50     $10.71     $10.92     $11.14     $11.36     $11.59     $11.82
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17     $13.43     $13.70     $13.97     $14.25

- --------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective    Effective
                                               Jan. 1,    Jan. 1,      Jan. 1,
                                               2008       2009         2010
- --------------------------------------------------------------------------------
Tissue Manufacturing
4th Hand                     Beginning           $11.11     $11.34     $11.57
                             Maximum Rate        $12.68     $12.94     $13.20

3d Hand                      Beginning           $12.97     $13.23     $13.49
                             Maximum Rate        $15.17     $15.47     $15.78

Back Tender                  Beginning           $15.42     $15.73     $16.04
                             Maximum Rate        $17.65     $18.00     $18.36

Machine Tender               Beginning           $17.93     $18.29     $18.66
                             Maximum Rate        $20.14     $20.54     $20.95

Core Room Coordinator        Beginning           $12.06     $12.30     $12.55
                             Maximum Rate        $14.54     $14.83     $15.13



- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Boiler Area
Helper                       Beginning Rate       $9.76      $9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21
                             Maximum Rate        $10.82     $11.04     $11.26     $11.48     $11.71     $11.95     $12.19     $12.43
Helper
(3rd Class License)          Beginning Rate      $11.07     $11.29     $11.51     $11.74     $11.98     $12.22     $12.46     $12.71
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17     $13.44     $13.71     $13.98     $14.26
Boiler Op/Mechanic
                             Beginning Rate      $12.65     $12.90     $13.16     $13.42     $13.69     $13.96     $14.24     $14.53
                             Level 1             $15.60     $15.91     $16.23     $16.55     $16.88     $17.22     $17.56     $17.91
                             Level 2             $17.72     $18.07     $18.43     $18.80     $19.18     $19.56     $19.95     $20.35
                             Level 3             $19.06     $19.44     $19.83     $20.23     $20.63     $21.04     $21.46     $21.89
                             Level 4             $20.40     $20.81     $21.23     $21.65     $22.08     $22.52     $22.97     $23.43
- ------------------------------------------------------------------------------------------------------------------------------------
Rolled Product

Utility/Case Packer          Beginning Rate       $9.49      $9.68      $9.87     $10.07     $10.27     $10.47     $10.68     $10.90
Operator                     Maximum Rate         $9.76      $9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21

Wrapper/Operator             Beginning Rate      $10.00     $10.20     $10.40     $10.61     $10.82     $11.04     $11.26     $11.48
                             Maximum Rate        $11.38     $12.12     $12.36     $12.61     $12.86     $13.12     $13.38     $13.65

Assistant Operator           Beginning Rate      $12.14     $12.38     $12.63     $12.88     $13.14     $13.40     $13.67     $13.94
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17     $13.44     $13.71     $13.98     $14.26

Machine Operator             Beginning Rate      $12.65     $12.90     $13.16     $13.42     $13.69     $13.96     $14.24     $14.53
                             Maximum Rate        $13.47     $13.74     $14.02     $14.30     $14.58     $14.88     $15.17     $15.48



- --------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective    Effective
                                               Jan. 1,    Jan. 1,      Jan. 1,
                                               2008       2009         2010
- --------------------------------------------------------------------------------
Boiler Area
Helper
                             Beginning Rate      $11.44     $11.67     $11.90
                             Maximum Rate        $12.68     $12.93     $13.19
Helper
(3rd Class License)          Beginning Rate      $12.97     $13.23     $13.49
                             Maximum Rate        $14.54     $14.83     $15.13
Boiler Op/Mechanic
                             Beginning Rate      $14.82     $15.12     $15.42
                             Level 1             $18.27     $18.64     $19.01
                             Level 2             $20.76     $21.18     $21.60
                             Level 3             $22.33     $22.78     $23.24
                             Level 4             $23.90     $24.38     $24.87
- ---------------------------------------------------------------------------------
Rolled Product

Utility/Case Packer          Beginning Rate      $11.11     $11.33     $11.56
Operator                     Maximum Rate        $11.44     $11.67     $11.90

Wrapper/Operator             Beginning Rate      $11.71     $11.94     $12.18
                             Maximum Rate        $13.92     $14.20     $14.48

Assistant Operator           Beginning Rate      $14.22     $14.50     $14.79
                             Maximum Rate        $14.54     $14.83     $15.13

Machine Operator             Beginning Rate      $14.82     $15.12     $15.42
                             Maximum Rate        $15.79     $16.11     $16.43


                                                                              54

- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Pulping Process

Utility/Material             Beginning Rate     $9.76      $9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21
Coordinator                  Maximum Rate      $10.82     $11.04     $11.26     $11.48     $11.71     $11.95     $12.19     $12.43

Pulper Operator              Beginning Rate    $11.07     $11.29     $11.51     $11.74     $11.98     $12.22     $12.46     $12.71
                             Maximum Rate      $12.94     $13.20     $13.47     $13.74     $14.01     $14.29     $14.58     $14.87

Stock Prep. Operator         Beginning Rate    $13.16     $13.42     $13.69     $13.96     $14.24     $14.53     $14.82     $15.11
                             Maximum Rate      $15.07     $15.37     $15.67     $15.99     $16.31     $16.63     $16.97     $17.31

Chemical Coordinator         Beginning Rate    $13.16     $13.42     $13.69     $13.96     $14.24     $14.53     $14.82     $15.11
                             Maximum Rate      $15.07     $15.37     $15.67     $15.99     $16.31     $16.63     $16.97     $17.31
- ------------------------------------------------------------------------------------------------------------------------------------
SRM

Utility/Operator             Beginning Rate    $ 9.59    $  9.78    $  9.98     $10.17     $10.38     $10.59     $10.80     $11.01
(Utility/Offline Operator)   Maximum Rate      $ 9.76    $  9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21

Creel Operator
                             Beginning Rate    $ 9.95     $10.14     $10.35     $10.55     $10.76     $10.98     $11.20     $11.42
                             Maximum Rate      $10.29     $10.50     $10.71     $10.92     $11.14     $11.36     $11.59     $11.82
Rewinder Operator (Off
Line Rewinder)               Beginning Rate    $10.51     $10.72     $10.93     $11.15     $11.37     $11.60     $11.83     $12.07
                             Maximum Rate      $11.88     $12.12     $12.36     $12.61     $12.36     $13.12     $13.38     $13.65
Assistant Operator
                             Beginning Rate    $12.14     $12.38     $12.63     $12.88     $13.14     $13.40     $13.67     $13.94
                             Maximum Rate      $13.47     $13.74     $14.02     $14.30     $14.58     $14.88     $15.17     $15.48
Machine Operator
                             Beginning Rate    $13.72     $13.99     $14.27     $14.56     $14.85     $15.15     $15.45     $15.76
                             Maximum Rate      $15.07     $15.37     $15.67     $15.99     $16.31     $16.63     $16.97     $17.31



- --------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,
                                               2008       2009       2010
- --------------------------------------------------------------------------------
Pulping Process
Utility/Material             Beginning Rate    $11.44     $11.67     $11.90
Coordinator                  Maximum Rate      $12.68     $12.93     $13.19

Pulper Operator              Beginning Rate    $12.97     $13.23     $13.49
                             Maximum Rate      $15.17     $15.47     $15.78

Stock Prep. Operator         Beginning Rate    $15.42     $15.73     $16.04
                             Maximum Rate      $17.65     $18.00     $18.36

Chemical Coordinator         Beginning Rate    $15.42     $15.73     $16.04
                             Maximum Rate      $17.65     $18.00     $18.36
- --------------------------------------------------------------------------------
SRM

Utility/Operator             Beginning Rate    $11.23     $11.45     $11.68
(Utility/Offline Operator)   Maximum Rate      $11.44     $11.67     $11.90

Creel Operator
                             Beginning Rate    $11.65     $11.88     $12.12
                             Maximum Rate      $12.06     $12.30     $12.55
Rewinder Operator (Off
Line Rewinder)               Beginning Rate    $12.31     $12.56     $12.81
                             Maximum Rate      $13.92     $14.20     $14.48
Assistant Operator
                             Beginning Rate    $14.22     $14.50     $14.79
                             Maximum Rate      $15.79     $16.11     $16.43
Machine Operator
                             Beginning Rate    $16.07     $16.39     $16.72
                             Maximum Rate      $17.65     $18.00     $18.36


                                                                              55

- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Shipping

Utility/Material             Beginning Rate     $9.76      $9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21
Coordinator                  Maximum Rate      $10.82     $11.04     $11.26     $11.48     $11.71     $11.95     $12.19     $12.43

Shipping/Receiving           Beginning Rate    $11.07     $11.29     $11.51     $11.74     $11.98     $12.22     $12.46     $12.71
                             Maximum Rate      $11.88     $12.12     $12.36     $12.61     $12.86     $13.12     $13.38     $13.65

Line Leader                  Beginning Rate    $11.88     $12.12     $12.36     $12.61     $12.86     $13.12     $13.38     $13.65
                             Maximum Rate      $13.47     $13.74     $14.02     $14.30     $14.58     $14.88     $15.17     $15.48
Unitizer
                             Beginning Rate    $12.09     $12.33     $12.58     $12.83     $13.08     $13.35     $13.61     $13.88
                             Maximum Rate      $12.39     $12.64     $12.89     $13.15     $13.41     $13.68     $13.96     $14.24

- ------------------------------------------------------------------------------------------------------------------------------------
Facial

Utility/Case Packer          Beginning Rate     $9.49      $9.68      $9.87     $10.07     $10.27     $10.47     $10.68     $10.90
                             Maximum Rate       $9.76      $9.96     $10.16     $10.36     $10.57     $10.78     $10.99     $11.21

Carton Operator              Beginning Rate    $10.00     $10.20     $10.40     $10.61     $10.82     $11.04     $11.26     $11.48
                             Maximum Rate      $11.88     $12.12     $12.36     $12.61     $12.86     $13.12     $13.38     $13.65

Assistant Machine Operator   Beginning Rate    $12.14     $12.38     $12.63     $12.88     $13.14     $13.40     $13.67     $13.94
                             Maximum Rate      $12.41     $12.66     $12.91     $13.17     $13.44     $13.71     $13.98     $14.26
Machine Operator
                             Beginning Rate    $12.65     $12.90     $13.16     $13.42     $13.69     $13.96     $14.24     $14.53
                             Maximum Rate      $13.47     $13.74     $14.02     $14.30     $14.58     $14.88     $15.17     $15.48


- --------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,
                                               2008       2009       2010
- --------------------------------------------------------------------------------
Shipping

Utility/Material             Beginning Rate     $11.44     $11.67     $11.90
Coordinator                  Maximum Rate       $12.68     $12.93     $13.19

Shipping/Receiving           Beginning Rate     $12.97     $13.23     $13.49
                             Maximum Rate       $13.92     $14.20     $14.48

Line Leader                  Beginning Rate     $13.92     $14.20     $14.48
                             Maximum Rate       $15.79     $16.11     $16.43
Unitizer
                             Beginning Rate     $14.16     $14.44     $14.73
                             Maximum Rate       $14.52     $14.81     $15.11

- --------------------------------------------------------------------------------
Facial

Utility/Case Packer          Beginning Rate     $11.11     $11.33     $11.56
                             Maximum Rate       $11.44     $11.67     $11.90

Carton Operator              Beginning Rate     $11.71     $11.94     $12.18
                             Maximum Rate       $13.92     $14.20     $14.48

Assistant Machine Operator   Beginning Rate     $14.22     $14.50     $14.79
                             Maximum Rate       $14.54     $14.83     $15.13
Machine Operator
                             Beginning Rate     $14.82     $15.12     $15.42
                             Maximum Rate       $15.79     $16.11     $16.43


- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Napkin
Assistant Operator           Beginning Rate      $10.00     $10.20     $10.40     $10.61     $10.82     $11.04     $11.26     $11.48
                             Maximum Rate        $11.88     $12.12     $12.36     $12.61     $12.86     $13.12     $13.38     $13.65

Machine Operator             Beginning Rate      $12.14     $12.38     $12.63     $12.88     $13.14     $13.40     $13.67     $13.94
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17     $13.44     $13.71     $13.98     $14.26

- ------------------------------------------------------------------------------------------------------------------------------------
Stores

Window-Issuer                Beginning Rate       $9.49      $9.68      $9.87     $10.07     $10.27     $10.41     $10.68     $10.90
                             Maximum Rate        $10.82     $11.04     $11.26     $11.48     $11.71     $11.95     $12.19     $12.43


- --------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,
                                               2008       2009       2010
- --------------------------------------------------------------------------------
Napkin
Assistant Operator           Beginning Rate       $11.71     $11.94     $12.18
                             Maximum Rate         $13.92     $14.20     $14.48

Machine Operator             Beginning Rate       $14.22     $14.50     $14.79
                             Maximum Rate         $14.54     $14.83     $15.13

- --------------------------------------------------------------------------------
Stores

Window-Issuer                Beginning Rate       $11.11     $11.23     $11.56
                             Maximum Rate         $12.68     $12.93     $13.19


- ------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective  Effective Effective  Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,   Jan. 1,    Jan. 1,    Jan. 1,    Jan. 1,
                                               2000       2001       2002       2003      2004       2005       2006       2007
- ------------------------------------------------------------------------------------------------------------------------------------
Maintenance
E.I.                         Beginning Rate      $14.54     $14.83     $15.12     $15.42    $15.73     $16.05     $16.37     $16.70
                             Level 1             $15.99     $16.31     $16.64     $16.97    $17.31     $17.66     $18.01     $18.37
                             Level 2             $16.83     $17.17     $17.51     $17.86    $18.22     $18.58     $18.95     $19.33
                             Level 3             $17.72     $18.07     $18.43     $18.80    $19.18     $19.56     $19.95     $20.35
                             Level 4             $19.06     $19.44     $19.83     $20.23    $20.63     $21.04     $21.46     $21.89
                             Level 5             $20.40     $20.81     $21.23     $21.65    $22.08     $22.52     $22.97     $23.43

Mechanical A                 Level 1             $15.99     $16.31     $16.64     $16.97    $17.31     $17.66     $18.01     $18.37
                             Level 2             $16.83     $17.17     $17.51     $17.86    $18.22     $18.58     $18.95     $19.33
                             Level 3             $17.72     $18.07     $18.43     $18.80    $19.18     $19.56     $19.95     $20.35
                             Level 4             $19.06     $19.44     $19.83     $20.23    $20.63     $21.04     $21.46     $21.89
                             Level 5             $20.40     $20.81     $21.23     $21.65    $22.08     $22.52     $22.97     $23.43

Mechanical B                 Level 1             $13.72     $13.99     $14.27     $14.56    $14.85     $15.15     $15.45     $15.76
                             Level 2             $14.44     $14.73     $15.03     $15.33    $15.63     $15.95     $16.27     $16.59
                             Level 3             $15.20     $15.50     $15.81     $16.13    $16.45     $16.78     $17.12     $17.46

Mechanical C                 Level 1             $11.76     $12.00     $12.24     $12.48    $12.73     $12.98     $13.24     $13.51
                             Level 2             $12.38     $12.63     $12.88     $13.14    $13.40     $13.67     $13.95     $14.22
                             Level 3             $13.04     $13.30     $13.56     $13.83    $14.11     $14.39     $14.68     $14.97

Helper/Lubricator                                $11.17     $11.39     $11.62     $11.85    $12.09     $12.33     $12.58     $12.83

Millwright/Mechanic          Level 1             $15.99     $16.31     $16.64     $16.97    $17.31     $17.66     $18.01     $18.37
(Tractor Shop)               Level 2             $16.83     $17.17     $17.51     $17.86    $18.22     $18.58     $18.95     $19.33
                             Level 3             $17.72     $18.07     $18.43     $18.80    $19.18     $19.56     $19.95     $20.35
                             Level 4             $19.06     $19.44     $19.83     $20.23    $20.63     $21.04     $21.46     $21.89
                             Level 5             $20.40     $20.81     $21.23     $21.65    $22.08     $22.52     $22.97     $23.43

Oiler                        Beginning Rate      $10.29     $10.50     $10.71     $10.92    $11.14     $11.36     $11.59     $11.82
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17    $13.44     $13.71     $13.98     $14.26

Blade Grinder                Beginning Rate      $13.16     $13.42     $13.69     $13.96    $14.24     $14.53     $14.82     $15.11
                             Maximum Rate        $15.07     $15.37     $15.67     $15.99    $16.31     $16.63     $16.97     $17.31

Painter                      Beginning Rate      $10.29     $10.50     $10.71     $10.92    $11.14     $11.36     $11.59     $11.82
                             Maximum Rate        $12.41     $12.66     $12.91     $13.17    $13.43     $13.70     $13.97     $14.25



- -------------------------------------------------------------------------------
DEPARTMENT                   CATEGORY
                                               Effective  Effective  Effective
                                               Jan. 1,    Jan. 1,    Jan. 1,
                                               2008       2009       2010
- -------------------------------------------------------------------------------
Maintenance
E.I.                         Beginning Rate      $17.03     $17.37       $17.72
                             Level 1             $18.74     $19.11       $19.49
                             Level 2             $19.72     $20.11       $20.51
                             Level 3             $20.76     $21.18       $21.60
                             Level 4             $22.33     $22.78       $23.24
                             Level 5             $23.90     $24.38       $24.87

Mechanical A                 Level 1             $18.74     $19.11       $19.49
                             Level 2             $19.72     $20.11       $20.51
                             Level 3             $20.76     $21.18       $21.60
                             Level 4             $22.33     $22.78       $23.24
                             Level 5             $23.90     $24.38       $24.87

Mechanical B                 Level 1             $16.07     $16.39       $16.72
                             Level 2             $16.92     $17.26       $17.61
                             Level 3             $17.81     $18.17       $18.53

Mechanical C                 Level 1             $13.78     $14.06       $14.34
                             Level 2             $14.51     $14.80       $15.10
                             Level 3             $15.27     $15.58       $15.89

Helper/Lubricator                                $13.09     $13.35       $13.62

Millwright/Mechanic          Level 1             $18.74     $19.11       $19.49
(Tractor Shop)               Level 2             $19.72     $20.11       $20.51
                             Level 3             $20.76     $21.18       $21.60
                             Level 4             $22.33     $22.78       $23.24
                             Level 5             $23.90     $24.38       $24.87

Oiler                        Beginning Rate      $12.06     $12.30       $12.55
                             Maximum Rate        $14.54     $14.83       $15.13

Blade Grinder                Beginning Rate      $15.42     $15.73       $16.04
                             Maximum Rate        $17.65     $18.00       $18.36

Painter                      Beginning Rate      $12.06     $12.30       $12.55
                             Maximum Rate        $14.54     $14.83       $15.13

                                  Wage Increase

A)     General Wage Increase

                 Effective January 1, 2000:                  2%
                 Effective January 1, 2001:                  2%
                 Effective January 1, 2002:                  2%
                 Effective January 1, 2003:                  2%
                 Effective January 1, 2004:                  2%
                 Effective January 1, 2005:                  2% (see note)
                 Effective January 1, 2006:                  2% (see note)
                 Effective January 1, 2007:                  2% (see note)
                 Effective January 1, 2008:                  2% (see note)
                 Effective January 1, 2009:                  2% (see note)
                 Effective January 1, 2010:                  2% (see note)


Note: The general wage increases for 2005, 2006, 2007, 2008, 2009, and 2010 will be compared against the median percentage (%) general wage increase reported for the manufacturing sector in the U.S. for the prior year (i.e. 2004 for 2005, 2005 for 2006, 2006 for 2007, 2007 for 2008, 2008
       for 2009, 2009 for 2010).

       In establishing the wage increases for the manufacturing sector in the U.S., the Company will refer to the two following publications:

       B.L.S. (Bureau of Labor Statistics)
       B.N.A. (Bureau of National Affairs)

       Should the reported wage increases be greater than 2% for 2005, 2006, 2007, 2008, 2009 and 2010, the Company will provide the same percentage increases as those reported by B.L.S. and B.N.A. as stipulated above, provided that the wage increase for any of these years shall not exceed 3% .

       Should the prior-mentioned publications report different results for any of the given years (2004, 2005, 2006, 2007, 2008, 2009) the Company will take the higher of the two (2) reported wage increases from both publications, provided that the wage increase for any of these years shall not exceed 3%.

C)     Incentive Plan

       In year 2000, subject to clause 24.01 of the labor agreement, the Company will introduce an incentive plan based on group performance levels and profitability. Payouts would be July and mid-December.